UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

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Current Report
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2016

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NEENAH PAPER, INC.
(Exact Name Of Registrant As Specified In Charter)

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Delaware	001-32240	20-1308307
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3460 Preston Ridge Road

Alpharetta, Georgia 30005

(Address of principal executive offices, including zip code)

(678) 566-6500

(Registrant’s telephone number, including area code)

Not applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2016, Neenah Paper, Inc. (the “Company”) amended its existing Third Amended and Restated Credit Agreement, dated as of December 18, 2014, as amended by that First Amendment to Third Amended and Restated Credit Agreement, dated as of June 28, 2016 (the “Credit Agreement”) by and among the Company, certain of its subsidiaries as Domestic Borrowers and Neenah Services GmbH & Co. KG and certain of its subsidiaries as German Borrowers, the financial institutions signatory to the Third Amended Credit Agreement as lenders (the “Lenders”), and JPMorgan Chase Bank, N.A., as agent for the Lenders (the “Second Amendment”).

The Second Amendment, among other things, makes certain definitional and administrative changes to the Credit Agreement to address definition of Eligible Receivables and Ineligible Receivables, as more particularly described in the Second Amendment.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:
Exhibit No.         Description of Exhibit

99.1	Second Amendment to Third Amended and Restated Credit Agreement, dated December 13, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH PAPER, INC.
(Registrant)
Date: December 16, 2016	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.         Description of Exhibit

99.1	Second Amendment to Third Amended and Restated Credit Agreement, dated December 13, 2016.